Exhibit 99.1

Biotech Acquisition Company Announces

Pricing of $200 Million Initial Public Offering

New York, NY, January 25, 2021 – Biotech Acquisition Company (the “Company”), a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Although the Company may pursue a business target in any industry or geographic location, the Company intends to focus its search for a target business in the healthcare sector.

The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “BIOTU” beginning January 26, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “BIOT” and “BIOTW”, respectively. The offering is expected to close on January 28, 2021, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

A registration statement relating to the securities became effective on January 25, 2021.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Biotechnology Acquisition Company

Biotech Acquisition Company (the “Company”), a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Although the Company may pursue a business target in any industry or geographic location, the Company intends to focus its search for a target business in the healthcare sector. The Company believes that this focus will complement its sponsor’s and management team’s background as affiliates of SPRIM Global Investments, a leading life science investment firm in the healthcare industry. The Company expects that its target sector will have a particular focus on life sciences/ biotechnology, healthcare information technology, medical technology and technology-enabled healthcare service sectors.

Cautionary Note Concerning Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements,” including with respect to the closing of the Company’s proposed initial public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering will be completed on the terms described, or at all, or that the net proceeds will be used as indicated. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s preliminary prospectus relating to the offering, which is included in its registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release, except as required by law.

Contacts

Michael Shleifer

Stephanie.Kolp@sprim.net